                                 SCHEDULE 14A

                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Republic Bancorp Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                    [LOGO]
                                   REPUBLIC
                                    BANCORP
                                       INC.


                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 25, 2001

     NOTICE IS HEREBY GIVEN that Republic Bancorp Inc.'s 2001 annual meeting of stockholders will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan, at 9:00 a.m., local time, on Wednesday, April 25, 2001, for the following purposes:

     . To elect 20 directors of Republic for one-year terms expiring at the next annual meeting of stockholders and upon the election and qualification of their successors or upon their earlier resignation or removal.

     . To conduct such other business as may properly come before this meeting or any adjournments or postponements of the meeting.

     Your Board of Directors is not aware of any other business to come before this meeting.

     The close of business on March 7, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournments or postponements thereof. Republic common stock constitutes the only security whose holders are entitled to vote at this meeting and any adjournments or postponements of the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at this meeting and any adjournments or postponements of the meeting. A list of Republic stockholders entitled to vote at this meeting will be available for examination at the meeting.

     You may revoke your proxy at any time prior to its exercise. Any stockholder of record present at the meeting or at any adjournments or postponements thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

     This notice and the accompanying proxy statement were first mailed to our stockholders on or about March 23, 2001. They were prepared by management for your Board of Directors and are being furnished to you in connection with the solicitation of proxies by your Board of Directors for use at the meeting. They describe in more detail the matters to be acted upon at the meeting and your voting rights with respect to such matters. Please review them carefully.

                                    By order of the Board of Directors,

                                    /s/ Thomas F. Menacher

March 23, 2001                      Thomas F. Menacher
                                    Corporate Secretary


--------------------------------------------------------------------------------

  It is important that your shares be represented at the meeting, even if you expect to attend. PLEASE SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

--------------------------------------------------------------------------------

                        General Information About Voting

     Unless you instruct otherwise, your proxies will vote FOR each of the 20 director nominees nominated by your Board of Directors and in their discretion on every other matter considered at the meeting.

Who can vote?

     You can vote your shares of common stock at the meeting if our records show that you owned the shares on March 7, 2001. A total of 49,544,508 shares of common stock can vote at the meeting.

How many votes do I have?

     On each matter considered at the meeting, other than the election of directors, you will have one vote for each of your shares of common stock.

     Voting for the election of directors will be cumulative. This means that you are entitled to a number of votes in the election of directors equal to 20 (the total number of directors to be elected) multiplied by the number of shares you are entitled to vote. For example, if you are entitled to vote 100 shares then you will have 2,000 votes in the election of directors (100 shares x 20 directors to be elected = 2,000). You may cast all of your votes for one candidate, or you may distribute these votes among the nominees as you want. However, unless you otherwise indicate on your proxy card your votes will be distributed equally among the nominees.


How do I vote?

     You can vote on matters that are properly presented at the meeting in four ways:

  .  You can come to the meeting and cast your vote there; or

  . You can vote by signing and returning the enclosed proxy card in the enclosed envelope; or

  . You can vote by phone by calling toll-free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone, entering the control number located in the upper left hand portion of the enclosed proxy card, and following the instructions on the enclosed proxy card; or

  .  You can vote by Internet at http://www.eproxyvote.com/rbnc.  Enter the
                                 ------------------------------
     control number located on the enclosed proxy card and follow the instructions provided.

     If you sign and return the enclosed proxy card or vote by telephone or the Internet, the proxies named on the enclosed proxy card will vote your shares of common stock as you instruct. If you do not vote on a proposal, your proxies will vote for you on that proposal. Unless you instruct otherwise, your proxies will vote FOR each of the 20 director nominees nominated by your Board of Directors and in their discretion on every other proposal considered at the meeting.

How do I vote if my shares are held in "street name"?

     If your shares are held in the name of your broker, a bank, or other nominee, then that party should give you instructions for voting your shares.

Can I revoke my proxy or change my vote?

     Yes. If your shares are held in your name and not through a broker, bank or other nominee, then you can change your vote at any time before your proxy is voted at the meeting. You can do this in three ways: First, you can send a written statement that you would like to revoke your proxy. Second, you can send a new proxy card. You should send your revocation or new proxy card to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867. Third, you can attend the meeting and vote in person. However, your attendance alone will not revoke your proxy. If you instructed a broker, bank or other nominee to vote your shares, then you must follow their directions for changing those instructions.

How are votes counted?

     We will hold the meeting if holders of a majority of the shares of common stock entitled to vote are represented by proxy or in attendance at the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

     If your shares are held in the name of a nominee, and you do not tell the nominee by April 24, 2001 how to vote your shares (so-called "broker nonvotes"), then the nominee can vote them as it sees fit only on matters that are determined to be routine and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any nonroutine proposal.

     Except for the election of directors, any action taken by a vote of our stockholders at the meeting will be authorized by a majority of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the action.

                             Election of Directors

Nominees

     Your Board of Directors, consisting of 20 members, will be elected at the annual meeting. The individuals who are elected as directors at this meeting will hold office for a term expiring at the next annual meeting of stockholders and upon the election and qualification of their respective successors or upon their earlier resignation or removal.

   Your Board of Directors recommends that you vote FOR the election of each of the 20 director nominees nominated by your Board of Directors.

     The 20 nominees receiving the highest number of votes will be elected directors. All of the nominees are currently directors of Republic. Each has agreed to be named in this proxy statement and to serve as a director if elected. The ages listed for the director nominees are as of March 7, 2001. Biographical information concerning the director nominees is presented below:

                                                                                       Officer/
     Name                               Position                         Age           Director since
     ----                               --------                         ---           --------------
Jerry D. Campbell               Chairman of the Board                    60            1985
Dana M. Cluckey                 President and Chief Executive            41            1986/1995
                                Officer and Director
George J. Butvilas              Vice Chairman of the Board               55            1990 /(1)/
Mary P. Cauley                        Director                           53            1998 /(1)/
Richard J. Cramer, Sr.                Director                           60            1991
Dr. George A. Eastman                 Director                           66            1990
Howard J. Hulsman                     Director                           62            1985
Gary Hurand                           Director                           54            1990
Dennis J. Ibold                       Director                           52            1993
Stanley A. Jacobson                   Director                           50            1996 /(1)/
John J. Lennon                        Director                           64            1993
Sam H. McGoun                         Director                           61            1990
Kelly E. Miller                       Director                           46            1990
Joe D. Pentecost                      Director                           69            1985
Randolph P. Piper                     Director                           52            1982 /(1)/
Dr. Isaac J. Powell                   Director                           60            1998
B. Thomas M. Smith, Jr.               Director                           66            1995 /(1)/
Dr. Jeoffrey K. Stross                Director                           59            1993
Peter Van Pelt                        Director                           68            1988 /(1)/
Steven E. Zack                        Director                           50            1996 /(1)/

___________________

/(1)/ Date shown represents the year in which the above individual became a director of D&N Financial Corporation. Each person became a director of Republic effective May 17, 1999 upon completion of the merger of Republic and D&N.

     Jerry D. Campbell has served as Chairman of the Board of Republic since it was organized and served as Chief Executive Officer from April 1986 to January 2000. From April 1986 to January 1996, Mr. Campbell also served as President of Republic. Mr. Campbell is a director of Newcor, Inc. and Magna Entertainment Corporation, both of which are publicly-held companies. Mr. Campbell has a B.S. degree in liberal arts from Central Michigan University, and a M.B.A. degree from Wayne State University and a M.B.A. degree from The University of Michigan.

     Dana M. Cluckey has served as President and Chief Executive Officer of Republic since January 2000, and served as President and Chief Operating Officer from January 1996 to January 2000. He has been employed by Republic since September 1986. From November 1992 to January 1996 he was Executive Vice President and Treasurer of Republic, from October 1987 to November 1992 he was the Chief Financial Officer of Republic and from September 1986 to October 1987 he was the Controller of Republic and Cashier of Republic Bank. Mr. Cluckey has a B.B.A. degree from The University of Michigan and is a Certified Public Accountant.

   George J. Butvilas has served as Vice Chairman of the Board of Republic since May 1999. He served as President and Chief Executive Officer of D&N Bank from 1991 to February 2000. Prior to joining D&N Bank, he served most recently as Executive Vice President and Director of Boulevard Bancorp, Inc. of Chicago, Illinois. A graduate of the U.S. Naval Academy, he has a M.B.A. degree from the Illinois Institute of Technology and graduated from the Advanced Management Program of the Harvard University Graduate School of Business.

     Mary P. Cauley has been an attorney with Plunkett & Cooney of Detroit, Michigan since 1987, and a partner of that firm since 1995. Her legal specialties are labor law and employment defense. She has a B.S. degree from Northern Michigan University, a M.A. degree from the University of Northern Colorado, and a J.D. degree cum laude from the Detroit College of Law.

     Richard J. Cramer, Sr. is President of Dee Cramer, Inc., sheet metal, heating and air conditioning contractors, where he has been employed since 1964. Mr. Cramer has a B.S. degree from the University of Notre Dame and a M.S. degree from Michigan State University.

     Dr. George A. Eastman is an Orthodontic Consultant. Dr. Eastman previously had a private practice in Flint, Michigan since 1963. Dr. Eastman has a M.S. degree from The University of Michigan and a D.D.S. degree from The University of Michigan.

     Howard J. Hulsman is Chairman of the Board of Ross Learning, Inc., a private educational concern of Oak Park, Michigan, and has served in that capacity since July 1984. From August 1973 to July 1984, he served as President of Ross Learning, Inc. Mr. Hulsman has a B.S. degree from Ferris State College and a M.A. degree from Central Michigan University.

     Gary Hurand is President of Dawn Donut Systems, Inc., and has served in that capacity since 1971. Mr. Hurand is a Trustee of BRT Realty Trust, a publicly-held company located in Great Neck, New York. Mr. Hurand has a B.A. degree from Michigan State University.

     Dennis J. Ibold is President of Petersen & Ibold (attorneys at law) of Chardon, Ohio and has been with the firm since 1973. Mr. Ibold has a B.A. degree from Marquette University and a J.D. degree from Cleveland State University.

     Stanley A. Jacobson is an attorney and has been active in southeastern Michigan real estate developments for his own account and in association with Mark Jacobson & Associates, Inc. since 1986. Mr. Jacobson was President since 1989, and a director since 1975, of Macomb Federal Savings Bank until its merger with D&N Bank in 1996. He has a B.B.A. degree from The University of Michigan, a M.B.A. degree from New York University, and a J.D. degree from the University of Detroit Law School.

     John J. Lennon is a consultant. From 1977 to 1987, Mr. Lennon was Chairman and Chief Executive Officer of White Engines, Inc. of Canton, Ohio.

     Sam H. McGoun is a Senior Account Executive with Griffin, Smalley & Wilkerson Inc., an insurance agency in Southeast Michigan. He has served in this capacity since April 2000. From 1985 to April 2000, Mr. McGoun was President and Chief Executive Officer of Willis Corroon Corporation of Michigan, Inc., an insurance agency. Mr. McGoun has a B.S. degree from Miami University of Ohio.

     Kelly E. Miller is President and Chief Executive Officer of Miller Exploration Company, a publicly-held oil and gas exploration and production company headquartered in Traverse City, Michigan, and has served in this capacity since its founding in 1997. Mr. Miller was also President of Miller Oil Corporation, a venture capital company concentrating in the oil and gas industry, from 1986 through 1997. Mr. Miller has B.S. and B.B.A. degrees from the University of Oklahoma.

     Joe D. Pentecost has served as President of Better Properties, Inc., a commercial real estate development and management company in East Lansing, Michigan since 1965. He is also an investor and consultant.

     Randolph P. Piper has been an attorney at law in Flint, Michigan for over 25 years. He was a director of First Federal Savings and Loan Association of Flint from 1979 until its merger with D&N Bank in 1982. He has a B.A. degree from Albion College and a J.D. degree from the University of Detroit.

     Dr. Isaac J. Powell is board certified in urology and has practiced medicine since 1974. Since 1997, Dr. Powell has been an Associate Professor in Urology at the Karmanos Cancer Institute. He has also been Assistant Professor in Urology in the Department of Urology, Wayne State University, School of Medicine, Detroit, Michigan since 1986. Dr. Powell is also Chief of Urology at Veterans Hospital, Allen Park, Michigan. He has a B.S. degree from the University of Michigan, and a M.S. degree from Howard University Graduate School. He is a graduate of the Indiana University Medical School.

     B. Thomas M. Smith, Jr. was a consultant for ITT Corporation, a multi-national conglomerate headquartered in New York, from January 1996 to December 1996 and is now retired. Prior to that, he served as Vice President and Director of Corporate Purchasing for ITT Corporation from 1988 to 1995. He has a B.A. degree from Kalamazoo College and a M.A. degree from Michigan State University.

     Dr. Jeoffrey K. Stross is a Professor of Internal Medicine, University Medical Center, The University of Michigan and has served in this capacity since 1987. He has a B.S. degree from The University of Michigan and a M.D. degree from The University of Michigan.

     Peter Van Pelt is a retired Management Consultant. From 1994 to 1999 he served as the manager of North Wind Books (and its predecessor business, The Museum Shop) of Eagle Harbor, Michigan. He also is an independent management consultant. Prior to 1990, he served as President of Runzheimer International of Rochester, Wisconsin, a specialized management consulting firm. He has a B.A. degree from Swarthmore College in Pennsylvania.

     Steven E. Zack has served as Chairman of Global Commercial Credit, a specialty insurance firm in Franklin, Michigan, since January 2001 and served as President from March 1996 to January 2001. Mr. Zack has also served as Executive Vice President of Lubin, Schwartz and Goldman, a Michigan retail insurance broker, since September 2000. From May 1994 to September 2000, he served as Executive Vice President of J.A. Versical & Associates, Inc. From May 1992 to May 1994, he served as an independent insurance consultant. Mr. Zack was a director of Macomb Federal Savings Bank from 1989 until its merger with D&N Bank in 1996. He has B.S. and B.A. degrees from Michigan State University.

     If any director nominee is unable to serve, your Board of Directors may reduce its size or designate a substitute. If a substitute is designated, then proxies voting FOR the election of the original director nominee will be cast FOR the election of the substituted nominee. At this time, your Board of Directors knows of no reason why any of the original director nominees might be unable to serve, if elected.

Board Committees and Meetings

  Your Board of Directors conducts its business through its meetings and through the activities of its committees. Your Board of Directors has three standing committees:

Name of Committee
And Members                         Function of the Committee                       Meetings in 2000
-----------------                   -------------------------                       -------------------
Executive Committee
Jerry D. Campbell,            .  Meets in place of full Republic Board on special            8
   Chairperson                   issues or when the entire Republic Board does not
George J. Butvilas               convene
Dana M. Cluckey               .  May act on behalf of full Republic Board on all
Howard J. Hulsman                but major corporate matters
Gary Hurand                   .  All actions taken by this committee are reported
Dennis J. Ibold                  at next meeting of the full Republic Board
Stanley A. Jacobson
B. Thomas M. Smith, Jr.
Jeoffrey K. Stross

Audit Committee

Howard J. Hulsman,            .  Confers with independent certified public                   2
   Chairperson                   accountants and risk management department
Richard J. Cramer,               regarding scope of examinations
   Vice Chairperson           .  Reviews qualifications and reports of
George A. Eastman                independent certified public accountants and
Gary Hurand                      internal auditors
John J. Lennon                .  Reviews recommendations about internal controls
Sam H. McGoun                 .  Recommends selection of independent certified
Isaac J. Powell                  public accountants to the Republic Board
B. Thomas M. Smith, Jr.       .  Reviews distribution and compliance with
Peter Van Pelt                   Republic's conflict of interest policy
Steven E. Zack

Name of Committee
And Members                         Function of the Committee                         Meetings in 2000
----------------                    -------------------------                         ----------------
Personnel, Compensation and
 Nominating Committee

Jeoffrey K. Stross,           .  Advises Republic Board on tenure, potential                4
   Chairperson                   conflicts of interests and related matters
Jerry D. Campbell             .  Approves standards for setting executive
Mary P. Cauley                   compensation levels
Steven Coleman                .  Grants awards under Republic's Incentive Bonus
George A. Eastman                Plan
Howard J. Hulsman             .  Sets compensation for senior officers
Dennis J. Ibold               .  Makes executive compensation recommendations to
Kelly E. Miller                  Republic Board when full Republic Board approval
                                 required
                              .  Reviews senior management development and
                                 evaluation programs

     A total of four meetings of the Board of Directors were held in 2000. No incumbent director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during 2000, except for Mr. Powell who attended 71% of the meetings.

     The Personnel, Compensation and Nominating Committee will consider director nominees recommended by security holders. Recommendations should be submitted in writing and a reasonable time before we mail our proxy materials for the applicable meeting of stockholders. We recommend that any such recommendations for next year's annual meeting be submitted to Thomas F. Menacher, Secretary, Republic Bancorp Inc., 1070 East Main Street, Owosso, Michigan 48867, on or before February 12, 2002.

Director compensation

     Directors who are also officers do not receive additional compensation for their service as directors. In 2000, compensation for non-employee directors included the following:

  . an annual retainer consisting of a warrant to acquire 1,500 shares of Republic common stock at fair market value on the date the warrant is issued;
  .  $800 for each Board meeting attended;
  . $600 for each Board committee meeting not held in conjunction with a Board or another committee meeting; and
  . $300 for each Board committee meeting held in conjunction with a Board or another committee meeting.

     All director compensation is payable in Republic common stock under the Republic Bancorp Inc. Director Compensation Plan.

                              Executive Officers

     During 2000, your executive officers consisted of the persons named below. Your executive officers are elected annually and serve at the pleasure of your Board of Directors.


Name                         Age           Current Position
----                         ---           ----------------

Jerry D. Campbell             60      Chairman of the Board
Dana M. Cluckey               41      President and Chief Executive Officer
Barry J. Eckhold              54      Senior Vice President and Chief Credit
                                      Officer
Thomas F. Menacher            44      Executive Vice President, Treasurer, Chief
                                      Financial Officer and Corporate Secretary
George E. Parker III          66      Former General Counsel and Corporate
                                      Secretary

     For information with respect to Messrs. Campbell and Cluckey, see "Election of Directors" above.

     Barry J. Eckhold has served as Senior Vice President and Chief Credit Officer of Republic for two years and Vice President and Chief Credit Officer for more than five years.

     Thomas F. Menacher has served as Executive Vice President, Treasurer and Chief Financial Officer of Republic for two years and Senior Vice President, Treasurer and Chief Financial Officer for more than five years. On March 1, 2001, he was appointed Corporate Secretary of Republic.

     George E. Parker III has been General Counsel and Corporate Secretary of Republic since 1997. He was a principal of the law firm of Miller, Canfield, Paddock and Stone, P.L.C., of Detroit, Michigan for more than twenty-five years. On March 1, 2001, Mr. Parker retired from Republic.

Summary Compensation Table

       The following table shows the compensation paid in all capacities by Republic and its subsidiaries during 2000, 1999 and 1998 to the Chief Executive Officer of Republic and the four other executive officers of Republic in 2000.

                                                              Long-Term
                              Annual Compensation        Compensation Awards
                           -------------------------   ----------------------
                                                        Restricted     Stock      All Other
Name and Principal                Salary     Bonus     Stock Award(s) Options   Compensation
Position during 2000       Year    ($)(1)      ($)(1)       ($)         (#)(2)     ($)(3)
--------------------       ----  -------     -------   -------------  -------   ------------
Jerry D. Campbell          2000  100,000           -         -         11,000       5,250
Chairman                   1999  302,936   1,253,500         -        164,164       5,000
                           1998  255,000     940,000   113,250 /(4)/   75,623       5,000

Dana M. Cluckey            2000  300,000     320,667   106,883 /(5)/   85,250       5,250
President and              1999  206,592     945,166         -        164,164       5,000
Chief Executive Officer    1998  170,000     745,000   113,250 /(6)/   75,623       5,000

Barry J. Eckhold           2000  175,000     476,426   158,797 /(5)/   52,250       5,250
Senior Vice President,     1999  150,000     464,499         -         52,240       5,000
Chief Credit Officer       1998  140,000     448,678    56,625 /(7)/   50,818       5,000

Thomas F. Menacher         2000  140,000     182,839    60,941 /(5)/   57,750       5,250
Executive Vice President,  1999  130,000     610,083         -         45,962       5,000
Treasurer, CFO             1998  120,000     455,000    28,313 /(8)/   27,214       5,000

George E. Parker III       2000  110,000      40,038         -          8,115       5,250
General Counsel and        1999  108,500     104,160         -         11,184       5,000
Corporate Secretary        1998  105,000      86,310     9,438 /(9)/   11,487       2,685

_________________________
/(1)/ Includes compensation deferred under Republic's deferred compensation plan. During 2000 Mr. Cluckey deferred $10,000 of bonus.

/(2)/ Includes tandem stock options issued under Republic's Voluntary Management Stock Accumulation Program, which allows each key employee to make annual elections to acquire up to 15,125 shares of Republic common stock. For each share purchased by a participant, two tandem options are granted. During 2000, Messrs. Cluckey, Eckhold and Menacher each received 30,250 stock options as a result of their purchase of 15,125 shares of stock and Mr. Parker received 5,365 options as a result of his purchase of 2,683 shares of stock.

/(3)/ Amounts shown consist of sums paid as matching contributions to the accounts of Messrs. Campbell, Cluckey, Eckhold, Menacher and Parker under Republic's tax-deferred savings plan.

/(4)/ Amount shown represents the value of 9,075 shares of restricted stock issued on March 9, 1998. At December 31, 2000, Mr. Campbell owned 17,393 shares of restricted stock worth $188,062. Of these shares, 8,318 vest in February 2001 and 9,075 vest in March 2002. Mr. Campbell is entitled to all dividends paid on such shares of restricted stock.

/(5)/ Amount shown represents the value of shares of restricted stock issued to Messrs. Cluckey, Eckhold and Menacher on February 15, 2001 under Republic's Management Incentive Bonus Plan as 25% of the earned bonus for 2000 was paid in restricted stock which vests in February 2002. The stock is granted under the terms of Republic's Incentive Stock Plan.

/(6)/ Amount shown represents the value of 9,075 shares of restricted stock issued on March 9, 1998. At December 31, 2000, Mr. Cluckey owned 14,065 shares of restricted stock worth $152,078. Of these shares, 4,990 shares vest in February 2001 and 9,075 vest in March 2002. Mr. Cluckey is entitled to all dividends paid on such shares of restricted stock.

/(7)/ Amount shown represents the value of 4,537 shares of restricted stock issued on March 9, 1998. At December 31, 2000, Mr. Eckhold owned 9,528 shares of restricted stock worth $103,022. Of these shares, 4,991 shares vest in February 2001, and 4,537 shares vest in March 2002. Mr. Eckhold is entitled to all dividends paid on such shares of restricted stock.

/(8)/ Amount shown represents the value of 2,268 shares of restricted stock issued on March 9, 1998. At December 31, 2000, Mr. Menacher owned 3,932 shares of restricted stock worth $42,515. Of these shares, 1,664 shares vest in February 2001 and 2,268 shares vest in March 2002. Mr. Menacher is entitled to all dividends paid on such shares of restricted stock.

/(9)/ Amount shown represents the value of 755 shares of restricted stock issued on March 9, 1998. At December 31, 2000, Mr. Parker owned 4,914 shares of restricted stock worth $53,133. Of these shares, 4,159 shares vest in February 2001 and 755 shares vest in March 2002. Mr. Parker is entitled to all dividends paid on such shares of restricted stock.


Aggregate Option/SAR Grants in Last Fiscal Year

     The following table sets forth certain information concerning stock options granted to Republic's executive officers in 2000.

                                               Percentage of
                            Number of          Total Options       Exercise                        Grant Date
                             Shares              Granted to           or                             Present
                           Underlying           Employees in      Base Price      Expiration          Value
Name                         Options            Fiscal Year        ($/Share)         Date           ($)/(1)/
----                         -------            -----------        ---------      ----------       ----------
Jerry D. Campbell           11,000                  1.62%             10.11         01/2010          44,440

Dana M. Cluckey             55,000                  7.35%             10.11         01/2010         222,244
                            30,250/(2)/             4.45%              9.32         02/2010         122,210

Barry J. Eckhold            22,000                  3.23%             10.11         01/2010          88,880
                            30,250/(2)/             4.45%              9.32         02/2010         122,210

Thomas F. Menacher          27,500                  4.04%             10.11         01/2010         111,100
                            30,250/(2)/             4.45%              9.32         02/2010         122,210

George E. Parker III         2,750                   .40%             10.11         01/2010          11,110
                             5,365/(2)/              .79%              9.32         02/2010          21,675

_________________________

/(1)/ The value of each grant was estimated to be $4.04 per share on the date of grant using the Black-Scholes Option pricing model with the following assumptions: estimated volatility of 53.8%; risk-free interest rate of 5.13% (based on returns available through U.S. Treasury bonds); dividend yield of 3.15% paid through expiration; and time to exercise of 10 years. The grant date present values are net of exercise price, but before deduction of taxes associated with exercise. These amounts are based on a pricing model only and do not represent Republic's estimate of future stock prices. No gain to an optionee is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee. Actual realizable values, if any, on stock option exercises are dependent on future performance of the common stock, overall market conditions and the option holders' continued employment through vesting periods, if applicable. All options issued were under Republic's 1998 Stock Option Plan.

/(2)/ Represents tandem stock options issued under Republic's Voluntary
      Management Stock Accumulation Program.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

       The following table sets forth certain information concerning the number and value of stock options exercised during 2000, and held at December 31, 2000, by Republic's executive officers.

                                                              Number of            Value of
                                                          Shares Underlying       Unexercised
                                                           Unexercised           In-the-Money
                           Number of          Value          Options at           Options at
                             Shares         Realized      Fiscal Year-End        Fiscal Year-End
                            Acquired     (pre-tax)/(1)/     Exercisable/          Exercisable/
Name                      on Exercise       ($)            Unexercisable       Unexercisable ($) /(2)/
----                      -----------       ---            --------------      -----------------------
Jerry D. Campbell           81,238          404,288     174,691 / 126,007         208,072 /  63,151

Dana M. Cluckey                  -                -     174,691 / 200,268         208,072 / 139,102

Barry J. Eckhold                 -                -      52,014 / 129,899          94,630 /  89,489

Thomas F. Menacher               -                -     62,077 /  104,305         143,493 /  88,965

George E. Parker III             -                -     17,545 /   21,559          26,680 /  15,932
------------------

(1) For purposes of this column, "value" is determined for each exercised option by subtracting the exercise price from the sales price received by the particular officer for Republic common stock on the exercise date.

(2) For purposes of this column, "value" is determined for each unexercised option by subtracting the aggregate exercise price for the option shares from the closing price for Republic common stock on The Nasdaq Stock Market of $10.81 as of December 31, 2000.

Change-In-Control Agreements

     Republic has entered into change-in-control agreements with Mr. Cluckey, Mr. Menacher and Mr. Eckhold (the Named Officers). Each agreement provides severance benefits to the Named Officers if there is a change-in-control of Republic and the Named Officer's employment with Republic is actually or constructively terminated within twenty-four (24) months thereafter. A "change-in-control" is generally defined as to have occurred upon the purchase or other acquisition by any person, entity or group of persons, within the meaning of
Section 13(d) or 14(d) of the Securities Exchange Act of 1934, of more than 50% of either the outstanding shares of common stock or the combined voting power of Republic's then outstanding voting securities, upon a liquidation or dissolution of Republic or upon the sale of all or substantially all of Republic's assets. If, following a change-in-control, a Named Officer's employment is terminated within a two-year period, the Named Officer shall be entitled to the benefits provided in the agreement, unless such termination is (A) because of the Named Officer's death, disability or voluntary retirement, (B) by Republic for Cause, or (C) by the Named Officer other than for Good Reason, as defined in the agreements.

     Each agreement continues until two years after a change-in-control and generally provides severance benefits of a lump-sum payment equal to two years' salary plus health and dental insurance coverage for a period of one year.

Compensation Committee Report

     The report which follows is provided to stockholders by the members of the Personnel, Compensation and Nominating Committee of your Board of Directors.

     General. The Personnel, Compensation and Nominating Committee has been a standing committee of your Board of Directors since 1985. Only "outside" non-employee directors and the Chairman of the Board serve on this committee. Among its other duties, this committee is charged with the responsibilities, subject to the approval of your Board of Directors, of establishing, periodically reevaluating and, as appropriate, adjusting and administering Republic's policies concerning the compensation of management personnel, including the Chief Executive Officer and all other executive officers. This committee is responsible for annually determining and recommending to your entire Board of Directors the annual base salary for each executive officer and for establishing the criteria under which cash incentive bonuses may be paid to such executive officers for the year. In addition, this committee administers Republic's current Management Incentive Bonus Plan, Republic's 1997 and 1998 Stock Option Plans, Republic's Amended and Restated Incentive Stock Plan, and Republic's Voluntary Management Stock Accumulation Program.

     For a number of years, including fiscal 2000, a basic tenet of Republic's compensation policy has been to directly link a substantial portion of the annual compensation of executive officers, as well as other key management personnel, to operating performance for the year. This "pay for performance" philosophy has been implemented through Republic's Management Incentive Bonus Plan since its adoption in 1991.

     Another basic tenet of Republic's compensation philosophy is to tie compensation for key employees to the market value of common stock. This linking of compensation closely aligns the interests of such employees with those of Republic's stockholders and provides an incentive for increasing stockholder value over the long term. This philosophy has been implemented through the 1997 and 1998 Stock Option Plans, our Incentive Stock Plan and our Voluntary Management Stock Accumulation Program. Additionally, starting in fiscal 2000 25% of senior officers' bonuses, including Mr. Cluckey, Mr. Eckhold and Mr. Menacher, were paid in restricted common stock.

     Starting in 2000 for key employees, the Management Incentive Bonus Plan included an Incentive Bonus Stock Performance Adjustment Factor ranging from 75% to 125%. The adjustment factor is applied against the total bonus incentive based upon the performance of Republic common stock for the fiscal year compared to the Nasdaq Bank Stocks Index. In fiscal 2000, the Incentive Bonus Stock Performance Adjustment Factor was 85%. Therefore, bonuses for Mr. Cluckey, Mr. Eckhold, Mr. Menacher and Mr. Parker were reduced by 15%.

     Overall, Republic's compensation policies have been aimed at providing executive officers with compensation opportunities competitive with those provided executives with comparable experience and responsibilities at comparable companies, while at the same time tying a substantial portion of such potential compensation to the achievement of performance goals determined by this committee.

     Base Salaries. Base salaries of Republic's executive officers are less than executive officers in Republic's peer group. Republic's executive officers, however, have an opportunity to earn above peer group compensation through attainment of above peer group financial performance. Base salaries for Republic's executive officers are initially established by evaluating the responsibilities of the position to be held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. In determining its recommendations for annual adjustments to the base salaries of Republic's executive officers, this committee focuses primarily on similar "executive marketplace" data, including survey material on salary movements and range improvement for peer executives. It also considers the extent of Republic's success in meeting return on equity and earnings per share goals ("financial goals") for the most recently completed fiscal year and assesses the performance rendered by Republic's executive officers during the year.

     Mr. Cluckey's 2000 base salary as Chief Executive Officer was $300,000. Mr. Cluckey's base salary for 2001 was set at $315,000. Based on survey data, the salary paid in 2000 to Mr. Cluckey equaled approximately 63% of the average salary paid in 2000 to chief executive officers in Republic's peer group.

     Management Incentive Bonus Plan. Any cash bonuses awarded to executive officers for fiscal 2000 were pursuant to Republic's Management Incentive Bonus Plan. That plan enables executive officers to earn an annual cash bonus generally ranging from 100% to 500% of base salary for the fiscal year, but only if Republic's financial results for the year have met or exceeded targets established at the start of the year. If the financial results are less than the targets but above a certain minimum level, the maximum cash bonus which an executive officer may be awarded for the year is reduced proportionately. Both the target and minimum financial goals for the year are determined by this committee at the start of the year based on an analysis of historical data, strategic issues and general business conditions.

     After fiscal year-end, the cash bonus to be awarded to an executive officer for that year is determined as described above. For fiscal 2000, Republic exceeded minimum financial goals established by this committee. As a result, Mr. Cluckey and other executive officers received bonus awards based on achieving their respective financial goals. Such bonus awards were adjusted for the Incentive Bonus Stock Performance Adjustment Factor of 85%, (15% reduction of bonus awards) as Republic Bancorp Inc.'s stock performance for fiscal 2000 was less than that of its peer group, the Nasdaq Bank Stocks Index. Additionally, 25% of Mr. Cluckey's and other executive officers bonuses for 2000 were paid in restricted stock. Based on these calculations, Mr. Cluckey received a cash bonus of $320,667 and restricted stock valued at $106,883 for fiscal 2000.

     Incentive Stock Plans and Programs. Republic's 1997 and 1998 Stock Option Plans, our Incentive Stock Plan and our Voluntary Management Stock Accumulation Program provide for the grant of options to purchase common stock and awards of incentive stock, respectively, to executive officers and key employees of Republic and its subsidiaries who are expected to contribute materially to Republic's success in the future. The awards of options and restricted stock made to executive officers and key employees during 2000 were determined in light of the above criteria and after consideration of performance factors similar to those applicable under Republic's Incentive Bonus Plan, including Republic's financial goals for fiscal 2000. Each executive officer was awarded options during 2000.

     The amount of each grant is shown in the summary compensation table and the aggregate option/SAR grants in last fiscal year table. No incentive stock was awarded to executive officers in 2000. See "Executive Officers - Summary Compensation Table" and "Executive Officers - Aggregate Option/SAR Grants in Last Fiscal Year on pages 9 and 10 of this Proxy."


     The Personnel, Compensation and Nominating Committee

          Jeoffrey K. Stross, Chairperson         George A. Eastman

          Jerry D. Campbell                       Howard J. Hulsman

          Mary P. Cauley                          Dennis J. Ibold

          Steven Coleman                          Kelly E. Miller


          Compensation Committee Interlocks and Insider Participation

     No executive officer of Republic served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, where one of the executive officers of such entity served on the compensation committee or as a director of Republic.

                         Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this proxy statement. All members of the Audit Committee are independent as defined in listing standards of the NASD.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent certified public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent certified public accountants their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal auditors and independent certified public accountants the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent certified public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2000.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent certified public accountants.

                   Independent Certified Public Accountants

     Ernst & Young LLP, independent certified public accountants for fiscal 2000, have been reappointed by your Board of Directors for fiscal 2001. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions by stockholders and to make a statement if they so desire.

     During 2000, Ernst & Young LLP provided various audit-related and other services to Republic. Set forth below are the aggregate fees billed for these services.

     Audit Fees. The aggregate fees billed for professional services rendered by Ernst & Young LLP in 2000 for the audit of Republic's annual financial statements and reviews of the financial statements included in Republic's Forms 10-Q were approximately $236,000.

     Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not perform any financial information systems design or implementation services for Republic in 2000.

     All Other Fees. The aggregate fees billed for services rendered by Ernst & Young LLP in 2000 other than services covered in the two previous categories were approximately $262,000.


                Certain Relationships and Related Transactions

     Republic's subsidiary bank, Republic Bank, has, in the normal course of business, made loans to certain Republic directors and officers and to organizations in which some of those directors and officers have an interest. In the opinion of management, all of these loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or contain other unfavorable features. Republic's executive officers do not have any loans with Republic Bank.

                            Stock Performance Graph

     The following line graph compares the yearly percentage change in the cumulative total stockholder return on Republic common stock for the last five fiscal years with the cumulative total return on:


  . The Nasdaq Stock Market(R) Index, which is comprised of all United States common shares traded on The Nasdaq Stock Market(R); and

  . The Nasdaq Bank Stocks Index, which is comprised of bank and bank holding company common shares traded on The Nasdaq Stock Market(R) over the same period.

     The following graph assumes the investment of $100 in Republic common stock, The Nasdaq Stock Market Index and The Nasdaq Bank Stocks Index on December 31, 1995 and the reinvestment of all dividends. The returns shown on the graph are not necessarily indicative of future performance.

                            Stock Performance Graph

                                    [GRAPH]


The dollar values for total stockholder return plotted in the graph above are shown in the table below.
                                        Nasdaq
                                   Stock Market(R)     Nasdaq
          End of                       Index         Bank Stocks
           Year         RBNC      (U.S. Companies)      Index
           ----         ----      ----------------      -----

           1995        100.0           100.0            100.0
           1996        123.1           123.0            132.0
           1997        255.8           150.7            221.1
           1998        208.0           212.5            219.6
           1999        209.3           394.9            211.1
           2000        212.9           237.7            241.1

                                Stock Ownership

     There are no stockholders known to us to have been the beneficial owner of more than 5% of the outstanding shares of Republic common stock as of December 31, 2000.

     The following table shows the number of shares of common stock beneficially owned (as of December 31, 2000) by:

  .  each director;

  .  each executive officer named in the Summary Compensation Table; and

  .  the directors and executive officers as a group.

Name of                         Number of              Right         Restricted          Percentage of
Beneficial Owner/(1)/       Shares Owned/(2)/     to Acquire/(3)/    Stock/(4)/     Outstanding Shares/(5)/
---------------------       -----------------     ---------------    ----------     -----------------------
Jerry D. Campbell                 228,798             196,348         17,393                  *
Dana M. Cluckey                   112,393             207,351         14,065                  *
Barry J. Eckhold                  111,870              63,565          9,528                  *
Thomas F. Menacher                 46,171              76,516          3,932                  *
George E. Parker III/(6)/          29,610              19,746          4,914                  *
George J. Butvilas                303,669             280,326              -                  1.17%
Mary P. Cauley                      3,209              14,586              -                  *
Steven Coleman/(7)/                 2,904              14,586              -                  *
Richard J. Cramer                  75,733              17,629              -                  *
George A. Eastman                 343,858              17,629              -                  *
Howard J. Hulsman                 560,956              17,629              -                  1.17%
Gary Hurand                       113,041              17,629              -                  *
Dennis J. Ibold                   198,469              15,195              -                  *
Stanley A. Jacobson               338,221              32,753              -                  *
John J. Lennon                     32,174              15,195              -                  *
Sam H. McGoun                      60,584               5,733              -                  *
Kelly E. Miller                   209,707              17,629              -                  *
Joe D. Pentecost                  466,798              15,195              -                  *
Randolph P. Piper                  48,836              79,988              -                  *
Isaac J. Powell                     7,497               5,733              -                  *
B. Thomas M. Smith, Jr.           516,171              50,920              -                  1.15%
Jeoffrey K. Stross                 31,174              17,629              -                  *
Peter Van Pelt                     14,981              79,988              -                  *
Steven E. Zack                     96,149              32,753              -                  *

All Directors and
Executive Officers as
a group (24 persons)            3,952,973           1,312,251         49,832                 10.48%

____________________________

(1) The address for each named person is 1070 East Main Street, Owosso, Michigan 48867.

(2) The number of shares stated for each named person includes shares for which the named person has sole voting and investment power or has shared voting and investment power with a spouse. It also includes shares held in Republic's 401(k) plan, shares purchased under Republic's Voluntary Management Stock Accumulation Program, or in an individual retirement account over which the named person has control, shares held by any corporation of which the named person is a director, executive officer or controlling stockholder, shares held by a trust of which the named person, or his or her spouse, is a trustee or custodian, shares held by a partnership which the named person is a general partner, and shares held by a spouse or minor children.

     The number of shares stated for each named person excludes shares that are restricted stock holdings, or may be acquired through stock option exercises.

(3) Number of shares that can be acquired through stock options or warrants exercised within sixty days of December 31, 2000.

(4) Number of shares subject to a vesting schedule, forfeiture risk and other restrictions, includes shares issued under Republic's Incentive Stock Plan.

(5) * indicates that the named person owns less than one percent of Republic common stock.

(6) Mr. Parker retired as General Counsel and Corporate Secretary on March 1, 2001.

(7)  Mr. Coleman has chosen not to stand for re-election in 2001.


            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires Republic's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of Republic's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Republic common stock and other equity securities of Republic. Officers, directors and greater than 10 percent stockholders are required by the SEC regulation to furnish Republic with copies of all Section 16(a) forms they file.

     To Republic's knowledge, based solely on a review of the copies of such reports furnished to Republic and written representations that no other reports are required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 2000, with the exception of Mr. Powell who did not file a Form 4 for a stock purchase.

                            Solicitation of Proxies

     Republic is paying for this proxy solicitation. In addition to sending you these materials, some of our employees may contact you in person, by mail or by telecommunications equipment, to solicit your proxy. None of these employees will receive any extra compensation for doing this. We have also retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a fee of $5,500 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in soliciting your proxy.

                             Stockholder Proposals

     Any security holder proposal which a stockholder wishes to submit for possible inclusion in the proxy statement and proxy for Republic's 2002 annual meeting of stockholders must be received by Republic on or before November 28, 2001. Such proposals must comply with the rules and regulations of the SEC then in effect and should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867.

     Any security holder proposal which a stockholder wishes to present at Republic's 2002 annual meeting of stockholders but which is not intended to be considered for inclusion in the proxy statement and proxy for that meeting must be received by Republic on or before February 11, 2002. Such proposals should be sent by registered or certified mail to Thomas F. Menacher, Secretary of Republic Bancorp Inc., at 1070 East Main Street, Owosso, Michigan 48867. If Republic does not have notice of the proposal by that date, Republic's form of proxy in connection with that meeting may confer discretionary voting authority to vote on that matter and the persons named in Republic's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

                                 Other Matters


     We are not aware of any business to come before this meeting other than the matters described in this proxy statement. However, if any other matters should properly come before this meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     A copy of our Annual Report on Form 10-K for the year ended December 31, 2000 (without exhibits) has been provided with this notice and proxy statement.

     Copies of our Form 10-K and other filings we have made with the SEC may be obtained through our web site at http://www.republicbancorp.com.

     No person is authorized to give any information or to make any representation other than that contained in this proxy statement, and if given or made, such information may not be relied upon as having been authorized.

                                  Appendix A
                                  ----------

                            Audit Committee Charter

Organization

     This charter governs the operations of the Republic Bancorp Inc. Audit Committee. The charter will be reviewed and reassessed by the Committee and then approved by the Board of Directors annually. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members will be financially literate and at least one member will have accounting or related financial management expertise.

Statement of Policy

     The Audit Committee will provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit and compliance function, the annual independent audit of the Company's financial statements, and the ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors, the compliance officer and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

     The primary responsibility of the Audit Committee is to oversee Republic Bancorp Inc.'s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the Republic Bancorp Inc. Audit Committee in carrying out its oversight responsibilities.
The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.


     . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss the auditors' independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will review and recommend to the Board of Directors the selection of the Company's independent auditors.

  . The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and the compensation. Also, the Committee will discuss with management, the internal auditors, the compliance officer and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and compliance programs. Further, the Committee will meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson and Vice Chairperson of the Audit Committee may represent the entire Committee for the purpose of this review.

  . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

           Howard J. Hulsman, Chairperson             Sam H. McGoun
           Richard J. Cramer, Vice Chairperson        Isaac J. Powell
           George A. Eastman                          B. Thomas M. Smith, Jr.
           Gary Hurand                                Peter Van Pelt
           John J. Lennon                             Steven E. Zack

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

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                             REPUBLIC BANCORP INC.
--------------------------------------------------------------------------------

The Board of Directors recommends that you vote FOR the election of each of the 20 Director nominees.

Mark box at right if an address change or comment has         [_]
been noted on the reverse side of this card.

CONTROL NUMBER:
RECORD DATE SHARES:

1. The election of 20 directors to the
   Board of Directors of Republic for                Withhold
   terms expiring at the next Annual       For All      For      Cumulative
   Meeting of Stockholders, and upon       Nominees     All        Voting
   the election and qualification of
   their successors or upon their             [_]       [_]          [_]
   earlier resignation or removal.

Cumulative votes for one or more nominees as follows:

(01)      Jerry D. Campbell ____    (11)          John J. Lennon ____
(02)        Dana M. Cluckey ____    (12)           Sam H. McGoun ____
(03)     George J. Butvilas ____    (13)         Kelly E. Miller ____
(04)         Mary P. Cauley ____    (14)        Joe D. Pentecost ____
(05) Richard J. Cramer, Sr. ____    (15)       Randolph P. Piper ____
(06)  Dr. George A. Eastman ____    (16)     Dr. Isaac J. Powell ____
(07)      Howard J. Hulsman ____    (17) B. Thomas M. Smith, Jr. ____
(08)            Gary Hurand ____    (18)  Dr. Jeoffrey K. Stross ____
(09)        Dennis J. Ibold ____    (19)          Peter Van Pelt ____
(10)    Stanley A. Jacobson ____    (20)          Steven E. Zack ____

NOTE: Your votes will be split equally among all nominees unless you mark the "Cumulative Voting" box. In that case, your votes will be split among those nominees for whom a vote is recorded in the space beside the nominee's name.

                                                -------------------------------
Please be sure to sign and date this Proxy.     Date
-------------------------------------------------------------------------------


Stockholder sign here                        Co-owner sign here
-------------------------------------------------------------------------------

DETACH CARD

---------------------
  Vote by Telephone
---------------------

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone

Follow these four easy steps:

--------------------------------------------------------------------------------
1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683). There is NO CHARGE for this call.

3.  Enter your Control Number located on your Proxy Card.

4.  Follow the recorded instructions.
--------------------------------------------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!


                                                                     DETACH CARD

---------------------
  Vote by Internet
---------------------

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

--------------------------------------------------------------------------------
1.  Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2.  Go to the Website http://www.eproxyvote.com/rbnc

3.  Enter your Control Number located on your Proxy Card.

4.  Follow the instructions provided.
--------------------------------------------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/rbnc anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet

                             REPUBLIC BANCORP INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  For the 2001 Annual Meeting of Stockholders
                    to be held on Wednesday, April 25, 2001

The Stockholder executing this Proxy appoints Dana M. Cluckey and Thomas F. Menacher, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Republic Bancorp Inc. ("Republic") that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Republic referred to above and at any adjournment(s) or postponement(s) of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED CUMULATIVELY FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE (WITH THE VOTES SPLIT EQUALLY AMONG THOSE NOMINEES). THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE REPUBLIC'S 2001 ANNUAL MEETING OF STOCKHOLDERS.

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     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

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Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

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